EXHIBIT 99.1

GEE Group Announces Results for the Fiscal 2024 First Quarter

JACKSONVILLE, FL / ACCESSWIRE / February 13, 2024 / GEE Group Inc. (NYSE American: JOB) together with its subsidiaries (collectively referred to as the “Company,” “GEE Group,” “us,” “our” or “we”), a provider of professional staffing services and human resource solutions, today announced consolidated results for the fiscal 2024 first quarter ended December 31, 2023. All amounts presented herein are consolidated or derived from consolidated amounts, and are rounded and represent approximations, accordingly.

Fiscal 2024 First Quarter versus Fiscal 2023 First Quarter Highlights

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Revenues for the fiscal 2024 first quarter were $30.6 million, down $10.5 million, or 26%, compared with the fiscal 2023 first quarter revenues of $41.1 million. The decrease in consolidated revenues was mainly attributable to the continuation of macroeconomic weakness and uncertainties, including persistent inflation, threat of recession, interest rate volatility and layoffs in the information technology sector. These factors resulted in the postponement or termination of various client projects and the hiring of personnel all of which negatively impacted the Company’s results across all lines of business for the fiscal 2024 first quarter.

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Professional contract services revenues for the fiscal 2024 first quarter were $25.1 million, representing 82% of total revenues, and decreased $6.7 million, or 21%, compared with the fiscal 2023 first quarter revenues of $31.8 million. Industrial contract services revenues for the fiscal 2024 first quarter were $2.5 million, representing 8% of total revenues, and decreased $1.1 million, or 31%, compared with the fiscal 2023 first quarter revenues of $3.6 million. These decreases were driven by the macroeconomic factors outlined above which resulted in decreases in job orders from clients, as well as difficulty in filling existing orders due to a shortage of qualified temporary labor.

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Direct hire placement revenues for the fiscal 2024 first quarter were $3.1 million, down $2.6 million, or 47%, compared with the fiscal 2023 first quarter revenues of $5.7 million. Direct hire placement opportunities are highly cyclical, tending to rise during the midpoint and latter stages of an economic recovery and lead the decline in hiring during the initial phase of an economic downturn. The Company reported record high direct hire placement revenues in 2022, including the comparable fiscal 2023 first quarter ended December 31, 2022, driven by a post-COVID “bounce” in employment in conjunction with recovery trends at that time. Due to the challenging macroeconomic conditions and the recessionary concerns of customers, direct hire placement is down for the fiscal 2024 first quarter.

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Gross profit for the fiscal 2024 first quarter was $9.7 million, down $4.7 million, or 32%, as compared with the fiscal 2023 first quarter gross profit of $14.4 million. Consolidated gross margins were 31.8% and 35.0% for the fiscal 2024 and 2023 first quarters, respectively. The decreases in gross profit and gross margin correspond with and are attributable to the decline in the volume of direct hire placement revenues (which have a 100% gross margin) and, to a lesser extent, increases in temporary help contractor pay and other employment costs associated with the recent rise in inflation resulting in some gross profit spread compression.

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Net income (loss) for the fiscal 2024 first quarter was $(1.6) million, or $(0.01) per diluted share, down $2.3 million, or $0.02 per diluted share, as compared with $0.7 million for the fiscal 2023 first quarter. Adjusted net income (loss) (a non-GAAP financial measure) for the fiscal 2024 first quarter was $(0.9) million, or $(0.01) per diluted share, down $2.0 million, or $0.02 per diluted share, as compared with $1.1 million for the fiscal 2023 first quarter. The Company’s net income (loss) and adjusted net income (loss) were similarly affected by the items discussed above with regard to revenue, gross profit and gross margin. Reconciliations of net income (loss) to non-GAAP adjusted net income (loss) are attached hereto.

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Adjusted EBITDA (a non-GAAP financial measure) for the fiscal 2024 first quarter was $(0.2) million, down $2.2 million, as compared with $2.0 million for the fiscal 2023 first quarter. Reconciliations of net income (loss) to non-GAAP Adjusted EBITDA are attached hereto.

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Free cash flow (a non-GAAP financial measure) for the fiscal 2024 first quarter ended December 31, 2023 was $(0.9) million as compared with $(0.3) million for the fiscal 2023 first quarter. Reconciliations of cash flows used in operating activities to non-GAAP free cash flow are attached hereto.

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As of December 31, 2023, GEE Group’s cash balance was $19.9 million with borrowing availability on its bank credit facility of $9.3 million. GEE Group’s net working capital at the end of the fiscal 2024 first quarter was $28.1 million with a current ratio of 4.2. The Company’s shareholders’ equity as of December 31, 2023 was $106.3 million with zero long-term debt.

•	Net book value per share and net tangible book value per share were $0.93 and $0.33, respectively, as of December 31, 2023.

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As of December 31, 2023, the Company repurchased 6.1 million of its common shares in the aggregate, accounting for approximately 5% of JOB shares issued and outstanding prior to the Share Repurchase Program.

The Company will hold an investor webcast/conference call on Wednesday, February 14, 2024 at 11a.m. EST to review and discuss its December 31, 2023 Fiscal First Quarter results. The Company’s prepared remarks will be posted on its website www.geegroup.com prior to the call.

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Investor Conference Call/Webcast Information

The investor conference call will be webcast, and you should pre-register in advance for the event to view and/or listen via the internet by clicking on the link below to join the conference call/webcast from your laptop, tablet or mobile device. Audio will stream through your selected device, so be sure to have headphones or your volume turned up. Questions can be submitted via email after the prepared remarks are delivered with management responding real time. A full replay of the investor conference call/webcast will be available at the same link shortly after the conclusion of the live event.

Audience Event Link:

https://event.webcasts.com/starthere.jsp?ei=1657131&tp_key=ecedad71e7

A confirmatory email will be sent to each registrant to acknowledge a successful registration.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, "We are in the midst of a very difficult macroeconomic environment that has severely impacted client demand. These conditions have negatively impacted the number of job orders and candidates available to fill orders for placements across all of our lines of business. Likewise, the U.S. Staffing Industry, as a whole, has experienced declines in overall volume and financial performance and the industry outlook is for these conditions to continue during at least the first half of calendar year 2024. We expect our future near-term financial performance to be similarly impacted, in which case our results for fiscal year 2024 may be expected to be lower than those reported for our most recent fiscal year 2023, accordingly. While we are obviously disappointed about our first quarter results, we also are taking aggressive action in prudently managing our businesses and judiciously adding talent internally to be well prepared for an anticipated eventual recovery. Our people are the best in the business at identifying, recruiting and placing the optimal talent to meet our clients' unique and ever-evolving needs, even through economic challenges.”

Mr. Dewan added, “Upon conclusion of our share repurchase program, as of December 31, 2023, the Company repurchased a total of 6.1 million shares of JOB common stock. We continue to evaluate strategic uses of GEE Group's capital including mergers, acquisitions and other opportunities that are available for us to help grow shareholder value and maximize shareholder returns.”

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned 2024 fiscal first quarter highlights and results should be read in conjunction with all of the financial and other information included in GEE Group's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC. The discussion of financial results in this press release, and the information included herein regarding the use of non-GAAP financial measures and the related schedules attached hereto which reconcile the related items prescribed by accounting principles generally accepted in the United States ("GAAP" or "U.S. GAAP") to the non-GAAP financial information presented herein. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release. See "Use of Non-GAAP Financial Measures" and the reconciliations of Non-GAAP Financial Measures used in this press release with the Company's corresponding financial measures presented in accordance with U.S. GAAP below.

Financial information provided in this press release also may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance. See "Forward-Looking Statements" below which incorporates risk factors related to potential items which may possibly have a negative effect on the Company's business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this press release, including adjusted net income (loss), EBITDA, adjusted EBITDA, and free cash flow. Management and the Board of Directors use and refer to these non-GAAP financial measures internally as a supplement to financial information presented in accordance with U.S. GAAP. Non-GAAP financial measures are used for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs. The Company also believes that these non-GAAP financial measures are considered useful by investors.

Non-GAAP adjusted net income (loss) is defined as net income (loss) adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, and gains or losses on extinguishment of debt or sale of assets. Non-GAAP EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization. Non-GAAP adjusted EBITDA is defined as EBITDA, adjusted for the same items used to derive non-GAAP adjusted net income (loss). Non-GAAP free cash flow is defined as cash flows from operating activities, less capital expenditures.

Non-GAAP adjusted net income (loss), EBITDA, adjusted EBITDA, and free cash flow are not terms proscribed or defined by GAAP and, as a result, the Company's measure of them may not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to net income (loss) reported in the consolidated statements of income, cash and cash flows reported in the consolidated statements of cash flows, or other measures of financial performance reflected in the Company's consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company's financial results. The reconciliations of net income (loss) to non-GAAP adjusted net income (loss), net income (loss) to non-GAAP EBITDA and non-GAAP adjusted EBITDA, and cash flows from operating activities to non-GAAP free cash flows referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

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Reconciliation of Net Income (Loss) to
Non-GAAP Adjusted Net Income (Loss)
Three Month Periods Ended December 31,
(In thousands)
	2023	2022
Net income (loss)	$(1,555)	$654
Non-cash stock compensation	153	374
Severance agreement	300	-
Acquisition, integration & restructuring	243	44
Other losses (gains)	5	-
Non-GAAP adjusted net income (loss)	$(854)	$1,072

Reconciliation of Net Income (Loss) to
Non-GAAP EBITDA and Adjusted EBITDA
Three Month Periods Ended December 31,
(In thousands)
	2023	2022
Net income (loss)	$(1,555)	$654
Interest expense	71	73
Interest income	(190)	(38)
Income taxes	-	73
Depreciation	84	101
Amortization	720	720
Non-GAAP EBITDA	(870)	1,583
Non-cash stock compensation	153	374
Severance agreement	300	-
Acquisition, integration & restructuring	243	44
Other losses (gains)	5	-
Non-GAAP adjusted EBITDA	$(169)	$2,001

Reconciliation of Net Cash used in Operating
Activities to Non-GAAP Free Cash Flow
Three Month Periods Ended December 31,
(In thousands)
	2023	2022
Net cash used in operating activities	$(919)	$(277)
Acquisition of property and equipment	(26)	(50)
Non-GAAP free cash flow	$(945)	$(327)

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GEE GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(Amounts in thousands except per share data)
	Three Months Ended December 31,
	2023	2022
NET REVENUES:
Contract staffing services	$27,576	$35,401
Direct hire placement services	3,055	5,747
NET REVENUES	30,631	41,148

Cost of contract services	20,895	26,757
GROSS PROFIT	9,736	14,391

Selling, general and administrative expenses	10,606	12,808
Depreciation expense	84	101
Amortization of intangible assets	720	720
INCOME (LOSS) FROM OPERATIONS	(1,674)	762
Interest expense	(71)	(73)
Interest income	190	38
INCOME (LOSS) BEFORE INCOME TAX PROVISION	(1,555)	727
Provision for income tax expense	-	73
NET INCOME (LOSS)	$(1,555)	$654

BASIC EARNINGS (LOSS) PER SHARE	$(0.01)	$0.01
DILUTED EARNINGS (LOSS) PER SHARE	$(0.01)	$0.01

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	109,907	114,450
DILUTED	109,907	114,885

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GEE GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(Amounts in thousands)

	December 31, 2023	September 30, 2023
ASSETS
CURRENT ASSETS:
Cash	$19,910	$22,471
Accounts receivable, less allowances ($591 and $562, respectively)	15,853	18,451
Prepaid expenses and other current assets	1,286	847
Total current assets	37,049	41,769
Property and equipment, net	780	846
Goodwill	61,293	61,293
Intangible assets, net	7,686	8,406
Deferred tax assets, net	7,064	7,064
Right-of-use assets	3,274	3,637
Other long-term assets	480	596
TOTAL ASSETS	$117,626	$123,611

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,486	$2,762
Accrued compensation	3,358	5,464
Current operating lease liabilities	1,377	1,475
Other current liabilities	1,705	1,778
Total current liabilities	8,926	11,479
Noncurrent operating lease liabilities	2,186	2,470
Other long-term liabilities	190	361
Total liabilities	11,302	14,310

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Common stock, no par value; authorized - 200,000 shares; 114,900 shares issued and 108,772 shares outstanding at December 31, 2023, and 114,900 shares issued and 111,489 shares outstanding at September 30, 2023	113,068	112,915
Accumulated deficit	(3,185)	(1,630)
Treasury stock; at cost - 6,128 shares at December 31, 2023 and 3,411 shares at September 30, 2023	(3,559)	(1,984)
Total shareholders' equity	106,324	109,301
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$117,626	$123,611

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (“EMR”). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to possible future events and/or the Company's future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will," "may," "plans," "expects," "anticipates," "projects," "predicts," "pro forma," "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements.

Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly coronavirus (“COVID”) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (“SEC”).

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More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

630.954.0400

invest@geegroup.com

SOURCE: GEE Group Inc.

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